Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Connecticut Dividend
Advantage Municipal Fund 2
333-82216
811-21033


The annual meeting of shareholders was held in the offices of Nuveen Investments on November 18, 2008; at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental
Investment Policies and the approval of new Fundamental
Investment Policies. The meeting was subsequently adjourned to January 13, 2009 and additionally adjourned to March 17, 2009.

Voting results are as follows:

 <c>Common and MuniPreferred
 shares voting
together as a
class
<c>  MuniPreferred shares voting
 together as a
class
To approve the elimination of the Funds
fundamental policy relating to investments
 in municipal securities and below
investment grade securities.


   For
                1,115,703
                       102
   Against
                     70,483
                         16
   Abstain
                     26,914
                         17
   Broker Non-Votes
                   425,065
                       396
      Total
                1,638,165
                       531



To approve the new fundamental policy
relating to investments in municipal
securities for the Fund.


   For
                1,127,811
                       102
   Against
                     61,468
                         16
   Abstain
                     23,821
                         17
   Broker Non-Votes
                   425,065
                       396
      Total
                1,638,165
                       531



Proxy materials are herein incorporated by reference to the SEC filing on October 10, 2008, under Conformed Submission Type DEF 14A, accession number 0000950137-08-012591.